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ATSG Reports Results for Second Quarter 2012
Announces Two-Year Award for Combi Flying
WILMINGTON, Ohio, August 2, 2012 - Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported financial results as follows for the second quarter of 2012:

Summary GAAP Results
	Quarter Ended June 30,			Six Months Ended June 30,
(in millions, except per-share amounts)	2012	2011	Chg.	2012	2011	Chg.
Revenues	$153.6	$193.1	$(39.5)	$299.1	$368.2	$(69.1)
Pre-tax Earnings from Continuing Operations	$18.2	$19.7	$(1.5)	$28.9	$24.2	$4.7
Net Earnings from Continuing Operations	$11.2	$12.3	$(1.1)	$17.9	$15.2	$2.7
Earnings Per Share from Continuing Operations	$0.17	$0.19	$(0.02)	$0.28	$0.24	$0.04
Adjusted (non-GAAP) Results *
Revenues excluding Reimbursed Expenses	$133.2	$143.4	$(10.2)	$261.8	$274.3	$(12.5)
Adjusted Pre-tax Earnings from Continuing Operations	$18.0	$19.3	$(1.3)	$28.3	$30.7	$(2.4)
Adjusted EBITDA from Continuing Operations	$43.1	$46.7	$(3.6)	$77.2	$84.5	$(7.3)
* A table defining and reconciling adjusted results to comparable GAAP measures is provided at the end of this release.

"Our results for the second quarter are indicative of both our good internal progress toward reorganizing our ACMI Services operations, and the uncertain economic conditions that are causing some regional customers to prolong the commitment process," Joe Hete, President and CEO of ATSG, said. “While our business with global carriers like DHL continues to expand, regional market conditions are proving challenging to other customers. But we can still deploy our unique assets, complementary services, and leverage our strong balance sheet to adapt and grow as market conditions change because of our dominant global market share of mid-sized 767 freighters in a mix of long-term dry leases or shorter-term ACMI operating agreements."

Earnings for the first half of 2011 included an aggregate $6.8 million in net charges related to the 2011 refinancing of ATSG's credit facilities. Adjusted EBITDA from Continuing Operations excludes the effect of these items. Revenues also include reimbursement of certain expenses, particularly fuel, from some of ATSG's customers, including $35.0 million in reimbursement revenues in the second quarter of 2011 from former customer D.B. Schenker (Schenker), a North American logistics company.
Operating Results
Aircraft Leasing
Pre-tax earnings for Cargo Aircraft Management (CAM) were $16.7 million, up 22 percent from the year-earlier period. Revenues increased 16 percent to $38.1 million compared to the same period a year ago. CAM's second-quarter revenues and pre-tax earnings reflect a $0.7 million reserve for unpaid rent associated with a Boeing 767-200 freighter under dry lease to a regional air carrier.

At the end of June, CAM owned 54 aircraft in serviceable condition, including 21 leased to external customers and 32 leased to its ATSG airline affiliates. Additionally, ATSG airlines operate six freighters (four Boeing 767-200s, and two 767-300s) under operating leases with third parties. During the recent second quarter, ATSG added three Boeing 767-300 freighter aircraft. ATSG's aircraft fleet at year-end 2011, at June 30, 2012, and its current outlook for aircraft in service at the end of 2012 are summarized in a table at the end of this release.
ACMI Services
Second quarter revenues for ATSG's airline operations were $101.3 million, excluding fuel and other reimbursed expenses, down from $115.1 million in the second quarter of 2011. The second-quarter pre-tax loss of $1.6 million was down from a $4.6 million pre-tax profit in the second quarter of 2011, but a $6.6 million improvement from the first quarter of 2012.
Results for the second quarter of 2011 included $25.0 million in airline services revenues from Schenker. As previously reported, Schenker ended its North American air freight network agreements with ATSG in the second half of 2011. Decreased segment results for the second quarter of 2012 primarily reflect the loss of the Schenker business and delays in customer commitments to ATSG aircraft.
ATSG is reorganizing its two airlines that served Schenker. The operations of Air Transport International (ATI) and Capital Cargo International Airlines (CCIA) are being combined, with CCIA's operations expected to merge into ATI by the end of 2012. Significant savings in these operations have already been achieved, as personnel expenses at ATI and CCIA have been reduced 24 percent from second-quarter 2011 levels. Further overhead expense reductions are expected in the second half, offset in part by expenses related to the reorganization.
On a sequential-quarter basis, the $6.6 million improvement in ACMI Services' pre-tax earnings from the first quarter of 2012 included stronger results from all three airline affiliates. More than two-thirds of that improvement came from ATI and CCIA, including a combination of increased revenues and net savings from the reorganization.
In June, ATI began operating three Boeing 767-200 freighters for DHL in the Middle East, bringing the total number of 767s in service for DHL in that region to four. It was originally anticipated that these three aircraft would go into service in the first quarter. Also, in June, ABX Air began to operate one 767-200 and one 767-300 freighter for DHL in the U.S.
First-half ACMI Services results also were affected by higher employee pension and engine maintenance expenses, and delays in aircraft deployments. Second-quarter ACMI block hours were down 15 percent overall from a year ago, but increased 15 percent excluding block hours operated for Schenker in the second quarter of 2011.
Other Activities
Second quarter revenues from ATSG's other businesses rose 5 percent from the second quarter of 2011 to $26.7 million before the elimination of inter-company results. Pre-tax profit from other activities totaled $3.2 million, nearly double the $1.7 million earned a year earlier. Higher revenues from ATSG's aircraft maintenance subsidiary (AMES) as well as the improved efficiency of mail sorting operations yielded improved results from those businesses.

Outlook for Second Half 2012
ATSG's outlook for the second half of 2012 remains positive overall, as revenues, earnings and cash flow (as measured by our Adjusted EBITDA), are all expected to improve compared with the first half of the year.
As noted above, ATI was awarded another two-year agreement for combi service beginning with the government's 2013 fiscal year in October, maintaining ATI's status as the military's sole source of combi service, primarily serving remote locations around the world.
Hete noted, "We are particularly proud to have been selected by the U.S. military to remain its exclusive supplier of combi service, and we look forward to the transition from our DC-8 combis to a more efficient 757-based combi fleet. The two-year revenue stream from the military validates our investment in the Boeing 757 platform and our plan to merge CCIA's Boeing 757 operation with ATI's military flying expertise."
Hete continued, "Our efforts to drive out costs while remaining prepared to seize new-business opportunities that achieve our investment return hurdles will continue. Our ACMI Services businesses are steadily recovering from the loss of our Schenker business, and weathering the impact of economic trends on our more regionally focused customers. We remain confident that we have the customer demand for our expanding fleet of modified aircraft. The delays in projected start dates, however, for 767 aircraft deployments are now significant enough that our previously issued guidance is no longer appropriate. We now expect Adjusted EBITDA from Continuing Operations for 2012 to be approximately $170 million. We will continue to aggressively pursue both cost savings and new business that can yield even stronger results in 2013 and beyond."
Conference Call
ATSG will host a conference call on Friday, August 3, 2012, at 10:00 a.m. Eastern time to review its financial results for the second quarter of 2012. Participants should dial 800-591-6923 and international participants should dial 617-614-4907 ten minutes before the scheduled start of the call and ask for conference pass code 55450067. The call will also be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors.

A replay of the conference call will be available by phone on August 3, 2012, beginning at 2:00 p.m. and continuing through Friday, August 10, 2012, at 888-286-8010 (international callers 617-801-6888); use pass code 11883104. The webcast replay will remain available via www.atsginc.com and www.earnings.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, LLC; Cargo Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the cost and timing associated with the modification and deployment of Boeing 767 and Boeing 757 aircraft, the availability and cost to acquire used passenger aircraft for freighter modification, ATSG's continuing ability to place modified aircraft into commercial service, ABX Air's ability to maintain on-time service and control costs under its operating agreement with DHL, ATSG's effectiveness in restructuring its airline operations affected by DB Schenker's restructuring of its U.S. air cargo operations, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUES	$153,554	$193,061	$299,060	$368,188

OPERATING EXPENSES
Salaries, wages and benefits	44,570	45,326	91,674	91,674
Fuel	14,084	48,640	27,924	88,316
Maintenance, materials and repairs	25,270	22,380	48,384	43,686
Depreciation and amortization	21,514	23,878	41,814	46,249
Landing, ramp, rent and insurance	11,950	13,860	23,756	28,255
Travel	5,566	6,918	11,544	13,228
Other operating expenses	8,998	9,258	18,560	18,550
	131,952	170,260	263,656	329,958

OPERATING INCOME	21,602	22,801	35,404	38,230
OTHER INCOME (EXPENSE)
Interest income	38	33	66	99
Interest expense	(3,671)	(3,537)	(7,218)	(7,640)
Unrealized gain/(loss) on derivative instruments	202	376	662	(3,556)
Write off of unamortized debt issuance costs	—	(16)	—	(2,886)
	(3,431)	(3,144)	(6,490)	(13,983)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	18,171	19,657	28,914	24,247
INCOME TAX EXPENSE	(6,952)	(7,377)	(11,033)	(9,086)

EARNINGS FROM CONTINUING OPERATIONS	11,219	12,280	17,881	15,161

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(160)	19	(390)	(98)
NET EARNINGS	$11,059	$12,299	$17,491	$15,063

EARNINGS PER SHARE - Basic
Continuing operations	$0.18	$0.19	$0.28	$0.24
Discontinued operations	(0.01)	—	—	—
NET EARNINGS PER SHARE	$0.17	$0.19	$0.28	$0.24

EARNINGS PER SHARE - Diluted
Continuing operations	$0.17	$0.19	$0.28	$0.24
Discontinued operations	—	—	(0.01)	—
NET EARNINGS PER SHARE	$0.17	$0.19	$0.27	$0.24

WEIGHTED AVERAGE SHARES
Basic	63,431	63,333	63,431	63,233
Diluted	64,393	64,172	64,383	64,055

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,527	$30,503
Accounts receivable, net of allowance of $457 in 2012 and $434 in 2011	39,817	42,278
Inventory	8,657	8,906
Prepaid supplies and other	7,777	9,785
Deferred income taxes	17,418	31,548
Aircraft and engines held for sale	5,474	9,831
TOTAL CURRENT ASSETS	126,670	132,851

Property and equipment, net	778,113	748,913
Other assets	19,558	18,579
Intangibles	5,938	6,396
Goodwill	86,980	86,980
TOTAL ASSETS	$1,017,259	$993,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$37,165	$48,360
Accrued salaries, wages and benefits	20,645	23,226
Accrued expenses	10,287	10,291
Current portion of debt obligations	17,239	13,223
Unearned revenue	11,071	12,487
TOTAL CURRENT LIABILITIES	96,407	107,587
Long term debt obligations	345,956	333,681
Post-retirement liabilities	180,286	185,562
Other liabilities	63,281	54,212
Deferred income taxes	40,140	42,530

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,261,289 and 64,015,789 shares issued and outstanding in 2012 and 2011, respectively	643	640
Additional paid-in capital	522,427	520,613
Accumulated deficit	(130,568)	(148,059)
Accumulated other comprehensive loss	(101,313)	(103,047)
TOTAL STOCKHOLDERS’ EQUITY	291,189	270,147
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,017,259	$993,719

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues
CAM Leasing	$38,067	$32,762	$75,918	$64,890
ACMI Services
Airline services	101,261	115,050	197,603	217,500
Reimbursables	20,369	49,659	37,222	93,914
Total ACMI Services	121,630	164,709	234,825	311,414
Other Activities	26,682	25,469	55,103	50,907
Total Revenues	186,379	222,940	365,846	427,211
Eliminate internal revenues	(32,825)	(29,879)	(66,786)	(59,023)
Customer Revenues	$153,554	$193,061	$299,060	$368,188

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	16,667	13,634	33,485	27,100
ACMI Services	(1,582)	4,560	(9,797)	2,050
Other Activities	3,228	1,675	5,229	3,329
Net, unallocated interest expense	(344)	(572)	(665)	(1,790)
Net gain (loss) on derivative instruments	202	376	662	(3,556)
Write off of unamortized debt issuance costs	—	(16)	—	(2,886)
Total Pre-tax Earnings	$18,171	$19,657	$28,914	$24,247

Adjustments to Pre-tax Earnings
Less Net (Gain) Loss on derivative instruments	(202)	(376)	(662)	3,556
Add Write-off of unamortized debt issuance costs	—	16	—	2,886
Adjusted Pre-tax Earnings	$17,969	$19,297	$28,252	$30,689

Notes: During the first half of 2011, the Company refinanced its long-term debt, recorded charges to write-off unamortized debt origination costs associated with terminated credit agreements and recognized losses for certain interest rate swaps which had been designated as hedges of the previous debt. Reimbursable revenues include certain operating costs that are reimbursed to the airlines by their customers. Such costs include fuel used, landing fees and certain aircraft maintenance expenses. The decline in reimbursable revenues during 2012 compared to 2011 reflects the discontinuation of D.B. Schenker's air network in the fourth quarter of 2011.

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes plus derivative losses, less derivative gains, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Earnings from Continuing Operations Before Income Taxes	$18,171	$19,657	$28,914	$24,247
Interest Income	(38)	(33)	(66)	(99)
Interest Expense	3,671	3,537	7,218	7,640
Depreciation and Amortization	21,514	23,878	41,814	46,249
EBITDA from Continuing Operations	$43,318	$47,039	$77,880	$78,037
Less Net (Gain) Loss on derivative instruments	(202)	(376)	(662)	3,556
Add Write-off of unamortized debt issuance costs	—	16	—	2,886

Adjusted EBITDA from Continuing Operations	$43,116	$46,679	$77,218	$84,479

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations plus net derivative losses, less derivative gains, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA and Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations, and Adjusted Pre-tax Earnings should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE AIRCRAFT FLEET

Aircraft Types
	December 31,			June 30,			December 31,
	2011			2012			2012 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	40	36	4	41	37	4	41	37	4
B767-300	3	2	1	6	4	2	9	7	2
B757-200	3	3	—	3	3	—	4	4	—
B757 Combi	—	—	—	—	—	—	1	1	—
DC-8	3	3	—	2	2	—	2	2	—
DC-8 Combi	4	4	—	4	4	—	3	3	—
B727-200	4	4	—	4	4	—	3	3	—
Total Aircraft In-Service	57	52	5	60	54	6	63	57	6

Owned Aircraft Placements
	December 31,			June 30,			December 31,
	2011			2012			2012 Projected

ATSG airlines		31			33			30-36
External customers		21			21			21-27
		52			54